{2181-00922/00973189;} 1 SECOND AMENDMENT TO LEASE This SECOND AMENDMENT TO LEASE (“Amendment”) is made this 30th day of January, 2020 (the “Effective Date”), by and between ECI FIVE 475 OAKMEAD LLC, a Delaware limited liability company (“Landlord”), and ALPHA AND OMEGA SEMICONDUCTOR INCORPORATED, a California corporation (“Tenant”). RECITALS: A. Landlord (as successor in interest to OA Oakmead II, LLC, a Delaware limited liability company) and Tenant are parties to that certain Lease dated December 23, 2009 (the “Original Lease”), which Original Lease has been previously amended by that certain First Addendum to Lease dated December 23, 2009, that certain Acceptance Agreement dated April 23, 2010, and that certain First Amendment to Lease dated August 28, 2019 (the “First Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 57,310 rentable square feet (the “Premises”) in the building located at 475 Oakmead Parkway, Sunnyvale, California. B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions. NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Amendment. As of the Effective Date, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions: 1.1 Landlord Entity Name Correction. References to Landlord in the Lease as “ECI Five Oakmead LLC, a Delaware limited liability company” are in error and Landlord and Tenant hereby acknowledge and agree that the definition of Landlord is as is stated in this Amendment. ECI FIVE 475 OAKMEAD LLC, a Delaware limited liability company, hereby ratifies the First Amendment and agrees that it is bound by all terms and conditions thereof as of the First Amendment execution date, in the same manner and to the same extent as though the correct Landlord name had been reflected therein. 1.2 Basketball Court. 1.2.1 Subject to the terms of this Section 1.2, Tenant shall have the right to install, at Tenant’s sole cost and expense, an outdoor basketball court and associated fencing (collectively, the “Basketball Court”) in the location depicted on Exhibit A attached hereto (the “Basketball Court Area”). Tenant shall also be entitled to place a table and chairs (the “Outdoor Furniture”) in the location depicted on Exhibit A; provided that the Outdoor Furniture shall be secured to the asphalt and further provided that the color, design, material, finish and size of the Outdoor Furniture shall be subject to Landlord prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Subject to Landlord’s review and approval of final plans for the Basketball Court (which approval shall not be unreasonably withheld, conditioned or delayed), Landlord approves the Basketball Court to the extent shown on the drawings attached hereto as Exhibit A; provided, however, that any changes from the proposed design plan (the “Revised Plans”) for the Basketball Court will need to be presented to Landlord for approval (which approval shall not be unreasonably DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B

{2181-00922/00973189;} 2 withheld, conditioned or delayed). In the event Tenant submits to Landlord Revised Plans for review, Landlord shall either approve, deny or provide comments to the Revised Plans within ten (10) business days following Landlord’s receipt of the Revised Plans. If Landlord fails to respond within such ten (10) business day period, the Revised Plans shall be deemed approved by Landlord. At least ten (10) Business Days prior to the date Tenant enters into any contract for construction of Basketball Court, Tenant shall submit to Landlord for Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed), the name of the general contractor selected to construct the Basketball Court. The contractor selected by Tenant, as approved by Landlord, is herein called the “Contractor”. The Contractor shall carry insurance in accordance with the requirements set forth in Schedule 1 of Exhibit A to the First Amendment, and such Contractor shall deliver Contractor’s insurance certificates to Landlord at least ten (10) days prior to commencing construction of the Basketball Court. 1.2.2 Tenant’s construction of the Basketball Court shall be performed in accordance with all applicable Laws, and shall be subject to the terms of Section 5.2 of the Original Lease and Landlord’s prior written approval as to the final design, color, materials, configuration and the manner of installation. Tenant shall deliver to Landlord as soon as available (i) copies of the approved permits for the Basketball Court (to the extent any such permits are required in connection with the Basketball Court), (ii) the as-built drawings, CAD files, warranty information, and copy of the final signed permit for the Basketball Court, (iii) the final contract price including change orders, and (iv) copies of all unconditional final waiver of lien from the Contractor and any subcontractors. 1.2.3 Tenant shall be solely responsible for securing, at Tenant’s sole cost and expense, any permits or other governmental approvals required for Tenant’s use of the Basketball Court in accordance with this Section 1.2. Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) in securing any such permits or other governmental approvals required for Tenant’s use of the Basketball Court. Tenant agrees that Landlord shall not be liable therefor and that the availability or non-availability of the Basketball Court as a result of any applicable Laws and Tenant's right to use the Basketball Court shall not affect any of Tenant's other obligations under the Lease. 1.2.4 The Basketball Court shall be used by Tenant solely as an outdoor basketball court for Tenant’s employees and invitees and for no other purpose. Tenant’s use of the Basketball Court shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Basketball Court or Outdoor Furniture is damaged for any reason (except for any damage caused by the gross negligence or willful misconduct of Landlord). Tenant agrees to be responsible for any damage caused to the Building or Basketball Court Area in connection with Tenant’s maintenance, use or removal of the Basketball Court and Outdoor Furniture. 1.2.5 In the event that installation of the Basketball Court or Outdoor Furniture causes non-compliance with any parking requirements for the Project, upon at least thirty (30) days’ prior written notice from Landlord (or such shorter period if required by applicable Law), Tenant shall remove the Basketball Court and Outdoor Furniture and restore the parking stalls to their condition as of the DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B

{2181-00922/00973189;} 3 Effective Date, at its sole cost. Upon installation of the Basketball Court and Outdoor Furniture, Tenant shall restore all surrounding landscaping, asphalt, striping, or any other areas disturbed by construction of the Basketball Court and installation of the Outdoor Furniture, at Tenant’s sole cost. Any parking spaces utilized for the Basketball Court and Outdoor Furniture shall be deducted from the total parking spaces allocated to Tenant pursuant to the Lease so that the aggregate total number of parking spaces utilized by Tenant for parking of vehicles and for the Basketball Court and Outdoor Furniture shall not exceed the parking spaces set forth in the Summary of Basic Lease Terms of the Original Lease. 1.2.6 Tenant shall not install any exterior lighting, exterior decorations, radio or television antenna, loud speaker or other device in, on or about the Basketball Court Area. Tenant shall not store anything in the Basketball Court Area and shall not do, permit or suffer in, on or about the Basketball Court Area anything that is unsafe or otherwise may create a hazardous condition, or that may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. 1.2.7 Tenant shall be responsible for maintaining the Basketball Court, Outdoor Furniture and the fencing enclosing the Basketball Court in good condition and repair, at Tenant’s sole cost and expense, and Tenant shall not change its configuration as approved by Landlord. Tenant's obligations pursuant to this Section shall include, without limitation, the obligations of Tenant to (a) be responsible for cleaning any spills or waste in the Basketball Court Area, and (b) cause any trash containers located in the Basketball Court Area to be emptied on a regular basis prior to their overflowing, and keep and maintain all trash containers in a clean condition and neat appearance at all times. If Tenant fails to perform its obligations with respect to the Basketball Court Area, Landlord may elect to perform such obligations on behalf of Tenant and charge Tenant for the reasonable out of pocket costs incurred by Landlord for performance of said work. 1.2.8 All terms and provisions of the Lease shall be applicable to the Basketball Court Area, including, without limitation, Section 9 (Insurance and Waiver of Subrogation) and Section 10.3 (Indemnification), except that Landlord need not supply any services to the Basketball Court Area. Unless otherwise notified in writing by Landlord, upon the expiration or earlier termination of the Term, Tenant shall remove, at its sole cost and expense, the Basketball Court, the Outdoor Furniture and all associated fencing and shall repair any damage caused by such removal including, without limitation, the patching of any holes to match, as closely as possible, the pavement surrounding the Basketball Court Area. 2. Miscellaneous. 2.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B

{2181-00922/00973189;} 4 2.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. 2.3 This Amendment may be executed and delivered by electronic mail in one or more counterparts, each of which shall constitute one and the same Amendment. If this Amendment is signed and delivered in such manner, Landlord and Tenant shall promptly deliver an original signed version to the other. Any digital image copy of this Amendment (to the extent fully executed and delivered) shall be treated by the parties as a true and correct original of the same and admissible as best evidence to the extent permitted by a court of proper jurisdiction. 2.4 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant. 2.5 Each party represents to the other party that such party has not dealt with a broker in connection with this Amendment. 2.6 Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction- related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by Law, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as additional rent within ten (10) days following Landlord’s demand. The terms and conditions of this Section 2.6 shall apply only in the event Tenant conducts an Inspection; otherwise, the terms and conditions of the Lease, as amended, shall govern with respect to each of Landlord’s and Tenant’s liability for compliance with applicable Laws. 2.7 The terms of Section 10.8 of the First Amendment shall remain in effect. [SIGNATURES ARE ON FOLLOWING PAGE] DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B

DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:

ECI FIVE 475 OAKMEAD LLC,
a Delaware limited liability company

By: Embarcadero Capital Investors Five LP,
a Delaware limited partnership,
its sole member

By: ECP Five, LLC,
a Delaware limited liability company,
its general partner

By: [signature] DocuSigned by: BCE6018C84E94E4...

John Hamilton

Manager

TENANT:

ALPHA AND OMEGA SEMICONDUCTOR INCORPORATED,
a California corporation

By: DocuSigned by: Steve Sun 6432843220EB493...

Name: Steve Sun

Title: VP of HR

By: DocuSigned by: Yifan Liang

Name: Yifan Liang

Title: CFO

(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

{2181-00922/00973189;}

5

DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B

Exhibit A – Basketball Court

attached to and made a part of the Amendment dated January 30, 2020, between
ECI FIVE 475 OAKMEAD LLC, a Delaware limited liability company, as Landlord, and
ALPHA AND OMEGA SEMICONDUCTOR INCORPORATED,
a California corporation, as Tenant


Proposed size
12 ft tall fence
50 ft
5 ft space between playing area and fence
47 ft but negotiable 40 ft if space constrained
1/17/2020
AOS Confidential
2

{2181-00922/00973189;}

A-1

SS YL JH
Initials

{2181-00922/00973189;} A -2 DocuSign Envelope ID: DD60F3B6-5B75-4F25-A7DF-0B111C0E9F7B